POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Trustees and Officers of Forethought Variable Insurance Trust (the “Trust”) do hereby severally constitute and appoint Robert M. Arena Jr., Laura Szalyga and Eric Todd, or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with the Trust’s Registration Statement on Form N-1A (File Nos. 333-189870 and 811-22865), Pre-Effective Amendments, Post-Effective Amendments and any and all amendments or supplements thereto and any other of the Trust’s filings with the Securities Exchange Commission, including proxy statements, with full power and authority to execute said Registration Statement, Post-Effective Amendment or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.  The undersigned hereby give to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting.  The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.  These powers of attorney will terminate on September 30, 2014.

WITNESS the due execution hereof on the date and in the capacity set forth below.

SIGNATURE

TITLE

DATE

/s/ Robert M. Arena Jr.

Trustee, President and

September 10, 2013

Robert M. Arena Jr.

Chief Executive Officer

/s/ Laura Szalyga

Treasurer, in her capacity as

September 10, 2013

Laura Szalyga

Chief Financial Officer

/s/ Joseph Breslin

Trustee

September 10, 2013

Joseph Breslin

/s/ Mark Garbin

Trustee

September 10, 2013

Mark Garbin

/s/ Mitchell E. Appel

Trustee

September 10, 2013

Mitchell E. Appel

/s/ David Mullen

Trustee

September 10, 2013

David Mullen

/s/ Eric Todd

Portfolio Manager

September 10, 2013

Eric Todd